UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In anticipation of investor discussions around payments volume, cross border volume and processed transactions growth at the Goldman Sachs Technology and Internet Conference on Wednesday, February 16, 2011, and the KBW Cards, Payments & Financial Technology Symposium on Thursday, February 17, 2011, Visa is providing selected data for January and February 2011.

For the month of January 2011, U.S. aggregate payments volume growth was positive 10% versus the prior year period. Further broken down, U.S. credit payments volume growth was positive 6% and debit payments volume growth was positive 14%. January cross border volume on a constant dollar basis was 14% over the prior year period. January processed transactions grew positively 14% globally.

Through February 11, 2011, U.S. aggregate payments volume growth was positive 10% versus the prior year period. Further broken down, U.S. credit payments volume growth was positive 10% and debit payments volume growth was positive 10%. Cross border volume on a constant dollar basis was 13% over the prior year period. Processed transactions grew positively 13% globally.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: February 16, 2011

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt Chief Financial Officer